Exhibit 99(b)

PEOPLES ENERGY CORPORATION AND CONSOLIDATED AFFILIATES

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the combined Annual Report of Peoples Energy Corporation (the "Company"), The Peoples Gas Light and Coke Company ("Peoples Gas") and North Shore Gas Company ("North Shore Gas") on Form 10-K for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas A. Nardi, Senior Vice President, Chief Financial Officer and Treasurer of the Company, Peoples Gas and North Shore Gas, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company, Peoples Gas and North Shore Gas.

/s/ Thomas A. Nardi	December 13, 2002
Date
Thomas A. Nardi
Senior Vice President,
Chief Financial Officer and Treasurer of
Peoples Energy Corporation

/s/ Thomas A. Nardi	December 13, 2002
Date
Thomas A. Nardi
Senior Vice President,
Chief Financial Officer and Treasurer of
The Peoples Gas Light and Coke Company

/s/ Thomas A. Nardi	December 13, 2002
Date
Thomas A. Nardi
Senior Vice President,
Chief Financial Officer and Treasurer of
North Shore Gas Company